EXHIBIT 32

      In connection with the quarterly report of Security Devices International, Inc., (the "Company") on Form 10-Q for the quarter ended August 31, 2010 as filed with the Securities and Exchange Commission (the "Report") Gregory Sullivan, the Principal Executive Officer of the Company and Rakesh Malhotra, the Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:



            (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.


 October 15, 2010                         /s/ Gregory Sullivan
                                          ------------------------------
                                          Gregory Sullivan, Principal Executive
                                          Officer





 October 15, 2010                         /s/ Rakesh Malhotra
                                          ------------------------------
                                          Rakesh Malhotra, Principal Financial
                                          Officer